UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2021
TRICIDA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-38558	46-3372526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
7000 Shoreline Court
Suite 201
South San Francisco, CA 94080
(Address of principal executive offices) (Zip Code)
(415) 429-7800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.001 per share	TCDA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 26, 2021, Tricida, Inc. (“Tricida”) and Patheon Austria GmbH & Co KG (“Patheon”) entered into a binding term sheet (the “Binding Term Sheet”) setting forth agreed upon terms to amend certain terms of the Manufacturing and Commercial Supply Agreement, effective October 4, 2019 (the “Agreement”), between Tricida and Patheon. Tricida and Patheon have agreed to enter into a definitive written amendment to the Agreement that is consistent with the terms set forth in the Binding Term Sheet and other mutually agreeable terms and conditions regarding the subject matter of the Binding Term Sheet (the “Amendment”) as soon as practicable following the execution of the Binding Term Sheet.
Pursuant to the Binding Term Sheet the parties have agreed, among other things, that following execution of the Amendment, (a) Tricida will pay Patheon for expenses outside the scope of the Agreement incurred by Patheon during the two most recent manufacturing campaigns; (b) certain raw material costs will be allocated between Tricida and Patheon as outlined in the Binding Term Sheet; (c) Patheon will conduct an additional campaign to manufacture and deliver to Tricida quantities of veverimer drug substance owed from the most recent prior campaign; (d) the start of the next scheduled manufacturing campaign will be delayed to begin later in 2021; (e) the start of the next subsequent manufacturing campaign will be delayed by twelve months, or up to two months earlier at Tricida’s option, and all subsequent manufacturing campaigns will be delayed by twelve months; and (f) the initial term of the Agreement, including the supply and purchase obligations, will be extended by two years to 2032.
The foregoing description of terms of the Binding Term Sheet does not purport to be complete and is qualified in its entirety by reference to the full text of the Binding Term Sheet. A copy of the Binding Term Sheet or the definitive Amendment will be filed with the Securities and Exchange Commission as an exhibit to Tricida’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 or via an amendment to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.
The deferral of previously scheduled manufacturing campaigns, as agreed in the Binding Term Sheet, is expected to result in a cash savings for Tricida, relative to its obligations under the current Agreement, of approximately $48.0 million through the end of 2022.
On March 3, 2021, Tricida intends to make a slide presentation available on its corporate website that provides a company overview, business update and progress on the company’s key initiatives. A form of Tricida’s slide presentation is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information included under Item 7.01 of this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Forward Looking Statements
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to expectations concerning matters that are not historical facts. Words such as “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” and similar words and expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements related to expected deferral of cash expenditure associated with the deferral of previously scheduled manufacturing campaigns, risks associated with our business prospects, financial results and business operations. These and other factors that may affect our future business prospects, results and operations are identified and described in more detail in our filings with the Securities and Exchange Commission, including Tricida’s most recent Annual Report filed on Form 10-K. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. Except as required by applicable law, the company does not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Tricida March 2021 Investor Presentation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2021	TRICIDA, INC.

	By:	/s/ Geoffrey M. Parker
	Name:	Geoffrey M. Parker
	Title:	Chief Operating Officer, Chief Financial Officer and Executive Vice President